News Release

Fiserv®

For more information contact:

Leslie M. Muma, President and CEO

(262) 879-5000

For immediate release:

April 22, 2003

Fiserv Reports Record Earnings for First Quarter of 2003

Brookfield, Wisconsin, April 22, 2003—Fiserv, Inc. (Nasdaq: FISV) announced today record earnings for the first quarter of 2003.

For the three-month period ended March 31, 2003, Fiserv processing and services revenues were $624.8 million, an 11% increase over the $560.7 million for the first quarter of 2002. Net income per share-diluted for the first quarter of 2003 was $0.38 per share, compared to $0.33 per share for the first quarter of 2002.

“Following 16 years of record earnings, Fiserv is off to another strong start in 2003,” said Leslie M. Muma, President and CEO of Fiserv, Inc. “Most of our business units performed at or above our expectations in terms of revenue and profit growth, driven by continued strength in both new client sales and cross sales, as well as ongoing initiatives to enhance operational efficiencies. Our ability to deliver a full suite of automation services and products as well as our broad offering of business process outsourcing capabilities continue to provide a fertile sales environment. In addition, we continue to successfully make acquisitions that support our strategy of building a business based on high levels of recurring revenue. Our earnings estimate for full year 2003 continues to be $1.58 to $1.62 per share.”

Significant client relationships signed in the first quarter include the following: KeyCorp, one of the nation’s largest automotive lending institutions, expanded an agreement with Fiserv to manage its entire portfolio of automotive leases; Ohio Savings Bank, a $14 billion financial

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Fiserv®

institution based in Cleveland, selected Fiserv to provide a full complement of products and services including core processing, teller and sales automation, and call center support technology; and Southwire Company of Carrollton, Georgia, one of the world’s leading cable and wire manufacturers, signed a three-year agreement for medical claims processing and related services. Under an agreement with Bank Millennium in Warsaw, Poland, Fiserv led a technology project to centralize the bank’s processing systems in 367 branches across the country.

During the first quarter of 2003, Fiserv completed previously announced plans to acquire AVIDYN, Inc., a Dallas-based provider of specialized health care industry services, and also acquired Precision Computer Systems (PCS), a provider of bank processing solutions located in Sioux Falls, South Dakota.

Since the close of the first quarter, Fiserv has announced three more acquisitions to complement its growing presence in the insurance processing business. ReliaQuote, Inc., which closed in early April, is located in Falls Church, Virginia, and specializes in the marketing and sale of fully underwritten term life insurance policies primarily through the Internet. Insurance Management Solutions Group, Inc., which is expected to close in June, is located in St. Petersburg, Florida, and serves the flood insurance market with a complete range of policy and claims administration services and financial and statistical reporting. Wausau Benefits, which is expected to close in April, is a third-party employee benefits administrator located in Wausau, Wisconsin, providing a full range of health and related employee benefit plan administration services nationwide.

Fiserv, Inc. (Nasdaq: FISV) provides industry leading information management systems and services to the financial industry worldwide including transaction processing, outsourcing, business process outsourcing and software and systems solutions. The company serves more than 13,000 clients, including banks, broker-dealers, credit unions, financial planners/investment advisers, insurance companies and agents, self-insured employers, lenders and savings institutions. Headquartered in Brookfield, Wisconsin, Fiserv reported $2.3 billion in processing and services revenues for 2002. Fiserv can be found on the Internet at www.fiserv.com.

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Fiserv®

The disclosure set forth above contains forward-looking statements, specifically Mr. Muma’s statements regarding earnings targets and acquisition prospects for 2003. These statements are covered by the safe harbor included in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, changes in customers’ demand for the Corporation’s products, pricing and other actions by competitors, and general changes in economic conditions or U.S. financial markets. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Fiserv®

FISERV, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share amounts) (Unaudited)
	Three Months Ended March 31,
	2003	2002
Revenues
Processing and services (1)	$624,767	$560,739
Customer reimbursements	82,731	72,104

Total Revenues	707,498	632,843

Cost of revenues
Salaries, commissions and payroll related costs	294,829	271,632
Customer reimbursement expenses	82,731	72,104
Data processing costs and equipment rentals	52,381	39,108
Other operating expenses	115,561	106,932
Depreciation and amortization	37,399	33,638

Total cost of revenues	582,901	523,414

Operating income	124,597	109,429
Interest expense—net	(2,977)	(2,687)

Income before income taxes	121,620	106,742
Income tax provision	47,432	41,629

Net income	$74,188	$65,113

Net income per share:
Basic	$0.39	$0.34
Diluted	$0.38	$0.33
Shares used in computing net income per share:
Basic	192,137	190,669
Diluted	194,746	195,152
See next page for note.

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com

News Release

Fiserv®

FISERV, INC. AND SUBSIDIARIES SELECTED SEGMENT INFORMATION (In thousands) (Unaudited)
	Three Months Ended March 31,
	2003	2002
Processing and services revenues:
Financial institution outsourcing, systems
and services	$546,666	$481,703
Securities processing and trust services(1)	55,050	55,678
All other and corporate	23,051	23,358

Total	$624,767	$560,739

Operating income:
Financial institution outsourcing, systems
and services	$119,557	$101,789
Securities processing and trust services	7,240	8,481
All other and corporate	(2,200)	(841)

Total	$124,597	$109,429

(1)     The Securities Processing & Trust Services segment recognized a one-time increase to revenues of $15.8 million from the sale of investment securities and a one-time decrease in revenues of $17.0 million that resulted from an apparently fraudulent trading scheme at one of its broker-dealer clients. The Company holds insurance that may cover part or all of this loss; however, no recovery amount is being recorded pending resolution of a claim. The Company also intends to pursue all recovery methods from the broker-dealer and its principals. Fiserv considers this loss to be highly unusual and has not previously experienced any losses of this nature.

Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin 53045 PH: 262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979 Internet: www.fiserv.com